UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): November 14, 2006

CAREER EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60169
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities

As previously disclosed on the Current Report on Form 8-K filed by Career Education Corporation (the “Registrant”) on November 15, 2006 (the “Original 8-K”), on November 14, 2006, the Registrant’s Board of Directors approved a plan to sell 13 of its schools and campuses (the “Sales Plan”).  The Sales Plan includes the anticipated sale of the Registrant’s nine Gibbs campuses, McIntosh College, Lehigh Valley College, and Brooks College, including Brooks’ Long Beach, California and Sunnyvale, California campuses.

The Registrant has not yet secured a buyer for any of the 13 schools or campuses included in the Sales Plan but has retained the services of an investment banking firm to assist management in identifying potential buyers and evaluating any proposals put forth by any such potential buyers. The Registrant anticipates completing the sale of each of the schools and campuses included in the Sales Plan during 2007. The sales will be subject to approval by the U.S. Department of Education.

At the time of the filing of the Original 8-K, the Registrant was unable to provide a good faith estimate of the total amount of costs and accounting charges related to the Sales Plan.  On February 15, 2007, the Registrant finalized its evaluation of expected cash and non-cash expenses to be incurred in connection with the execution of its Sales Plan, and, therefore, the Registrant is filing this amendment to the Original 8-K.  Such expenses were estimated in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).  Under SFAS 144, net assets held for sale are required to be recorded on the balance sheet at estimated fair value, less costs to sell.  Accordingly, based on its evaluation of the estimated fair values of the schools and campuses included in the Sales Plan and estimated selling costs associated with the Sales Plan, the Registrant recorded a charge of approximately $9.8 million, net of income tax benefit of $5.2 million, in its 2006 consolidated statement of income to reduce the carrying value of the net assets of the schools and campuses held for sale to estimated fair value, less costs to sell, as of December 31, 2006.

The Registrant expects to incur investment banking fees of approximately $3.0 million and legal fees of approximately $1.0 million in connection with the execution of its Sales Plan.  Approximately $1.1 million of these pre-tax estimated selling costs are included in the $9.8 million after-tax charge discussed above, and the remainder will be recognized as expense as incurred.

In accordance with SFAS 144, the estimated fair values of the schools and campuses included in the Sales Plan and estimated selling costs will be re-evaluated by the Registrant as of the end of each fiscal quarter until all 13 schools and campuses included in the Sales Plan are sold.  Any changes in estimated fair values or selling costs may result in additional charges that may be material to the Registrant’s consolidated results of operations.

Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” as defined in Section 21E of the Securities and Exchange Act of 1934, as amended, that reflect the Registrant’s current expectations regarding its future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to management of the Registrant. The Registrant has used words such as “anticipate,” “believe,” “plan,” “expect,” “will,” and similar expressions to identify these forward-looking statements, however, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to the Registrant and are subject to various risks, uncertainties, and other factors, including, but not limited to, risks inherent in the sale of any of the Registrant’s schools and campuses  and the Registrant’s ability to estimate the amount and timing of the costs and charges associated with each sale.  These statements are also subject to those risks and uncertainties discussed in Part I, Item 1A. “Risk Factors” of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, and in Part II, Item 1A. “Risk Factors” in each of  the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, and September 30, 2006. These risks could cause the Registrant’s actual growth, results of operations, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities law, the Registrant undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President, Chief Financial Officer, and Assistant Secretary
Dated: February 21, 2007